Exhibit 99.1
NEWS RELEASE

T. ROWE PRICE OHA SELECT PRIVATE CREDIT FUND ANNOUNCES SEPTEMBER 30, 2024 FINANCIAL RESULTS AND DECLARED TOTAL DISTRIBUTIONS OF $0.84 PER SHARE IN Q3 2024

New York (November 7, 2024) – T. Rowe Price OHA Select Private Credit Fund (the “Company” or “OCREDIT”) today announced financial results and declared total distributions of $0.84 per share for the quarter ended September 30, 2024. In addition to the regular monthly distribution, this quarter’s distribution also included a special quarterly distribution of $0.15 per share, representing the fourth consecutive quarter of special distributions.

As borrowers continued to access private credit markets for their financing solutions, OCREDIT was a beneficiary of OHA’s robust investment platform, allowing it to invest in 10 new portfolio companies throughout the third quarter, representing portfolio net growth of $285.3 million. OCREDIT is well diversified across 22 unique sectors with exposure to 103 portfolio companies, and a portfolio yield of 11.6%. “We are satisfied with the overall construct and health of the portfolio and its ability to generate income in an environment where investors are increasingly focused on yield”, said Eric Muller, OCREDIT’s Chief Executive Officer.

Additionally, OCREDIT continues to expand and diversify its borrowing facilities to ensure they are sized appropriately and to ensure appropriate terms and conditions. “Subsequent to quarter-end, in October, OCREDIT continued to demonstrate its access to debt capital by upsizing its JPM Credit Facility to $665 million from $475 million, representing an increase of $190 million. Additionally, we negotiated a reduction in the cost of the BNP Credit Facility to S+225 from S+3001”, said Gerard Waldt, OCREDIT’s Chief Financial Officer. “We are pleased with both the upsize and repricing, as it highlights our banking relationships across multiple lenders and provides us the necessary capacity for our capital pipeline as we head into year end and 2025.”

QUARTERLY HIGHLIGHTS5

•	Net investment income per share was $0.77 with weighted average yield on debt and income producing investments, at amortized cost of 11.6%[2];
•	Earnings per share were $0.69 with inception-to-date[3] annualized total return of 14.31%[4];
•	Net asset value per share as of September 30, 2024 was $27.83, down 0.5% from $27.98 as of June 30, 2024;
•	Gross and net investment fundings were $356.5 million and $285.3 million, respectively;
•	Ending debt-to-equity was 0.79x, as compared to 0.74x as of June 30, 2024;

1 Figures represent borrowings that bear interest at a rate of SOFR + a determined amount. SOFR = Secured Overnight Financing Rate.
2 Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on income producing securities, divided by (b) the total relevant investments at amortized cost or fair value, as applicable.
3 Inception is November 14, 2022.
4 Annualized total return based on net asset value calculated as the change in net asset value per share during the respective period, assuming distributions that have been declared are reinvested on the effects of the performance of the Company during the period. Past performance is no guarantee of future results.

•
The Company had total net debt outstanding of $850.5 million with a decrease in weighted average interest rate of debt from 7.8% to 7.6% quarter over quarter. Subsequent to quarter end, the Company entered into a Commitment Increase Agreement[5] (the “Commitment Increase Agreement”) with JPMorgan Chase Bank (“JPM” or the “JPM Credit Facility”). The Commitment Increase Agreement increased total commitments from $475 million to $665 million.

•
During the third quarter of 2024, the Company issued 2,294,172 of Class I common shares for proceeds of $64.2 million and 619,647 of Class S common shares for proceeds of $17.3 million. From October 1, 2024 through November 7, 2024, the Company received total proceeds of $66.7 million from common shareholders in connection with its public offering.[6]

•
Subsequent to quarter end on October 24, 2024, the Company declared a regular distribution of $0.20 per share and a variable supplemental distribution of $0.03 per share for total distributions of $0.23 per share, which is payable on or about November 29, 2024 to common shareholders of record as of October 31, 2024.

DISTRIBUTIONS8

During the third quarter of 2024, the Company declared total distributions of $0.84 per share, of which $0.15 per share was a special distribution. As of September 30, 2024, the Company's annualized distribution yield (excluding special distributions) was 9.9%.7

From October 1, 2024 through November 7, 2024, the Company declared the following distributions:

($ per share)	October 24, 2024
Base Distribution	$0.20
Variable Distribution	$0.03
Total Distribution	$0.23

SELECTED FINANCIAL HIGHLIGHTS

($ in thousands, unless otherwise noted)	Q3 2024	Q2 2024
Net investment income per share	$0.77	$0.77
Net investment income	$29,599	$25,065
Earnings per share	$0.69	$0.68

($ in thousands, unless otherwise noted)	As of September 30, 2024	As of June 30, 2024
Total fair value of investments	$1,937,619	$1,649,749
Total assets	$2,035,072	$1,860,020
Total net assets	$1,079,558	$1,002,126
Net asset value per share	$27.83	$27.98

5 The Commitment Increase Agreement provides for, among other things, an increase in the total aggregate commitments from lenders under the revolving credit facility governed by the Credit Agreement.
6 Does not include common shares sold through the Company’s distribution reinvestment plan.
7 Performance and share activity shown is indicative of Class I only, unless otherwise indicated.
8 Future distribution payments are not guaranteed.

INVESTMENT ACTIVITY

For the three months ended September 30, 2024, net investment fundings were $285.3 million. The Company invested $356.5 million during the quarter, including $259.3 million in 10 new companies and $97.2 million in existing companies. The Company had $71.2 million of principal repayments and sales during the quarter.

($ in millions, unless otherwise noted)	Q3 2024	Q2 2024
Investment Fundings	$356.5	$412.6
Sales and Repayments	$71.2	$119.5
Net Investment Activity	$285.3	$293.1

As of September 30, 2024, the Company’s investment portfolio had a fair value of $1,937.6 million, comprised of investments in 103 portfolio companies operating across 22 different industries. The investment portfolio at fair value was comprised of 94.5% first lien loans, 5.2% second lien loans and 0.3% equity investments. In addition, as of September 30, 2024, 99.7% of the Company’s debt investments based on fair value were at floating rates and 0.3% were at fixed rates. There were no investments on non-accrual status.

FORWARD-LOOKING STATEMENTS

Certain information contained in this communication constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. OCREDIT believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or OCREDIT’s prospectus and other filings). Except as otherwise required by federal securities laws, OCREDIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

ABOUT T. ROWE PRICE OHA SELECT PRIVATE CREDIT FUND

T. Rowe Price OHA Select Private Credit Fund (the “Company” or “OCREDIT”) is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company also intends to elect to be treated as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). OHA Private Credit Advisors LLC (the “Adviser”) is the investment adviser of the Company. The Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940. OCREDIT’s registration statement became effective on September 29, 2023. From inception through September 30, 2024, the Company has invested approximately $2,244.8 million in aggregate cost of debt investments prior to any subsequent exits or repayments. The Company's investment objective is to generate attractive risk-adjusted returns, predominately in the form of current income, with select investments capturing long-term capital appreciation, while maintaining a strong focus on risk management. OCREDIT invests primarily in directly originated and customized private financing solutions, including loans and other debt securities with a strong focus on senior secured lending to larger companies.

Please visit www.ocreditfund.com for additional information.

ABOUT OAK HILL ADVISORS

Oak Hill Advisors (“OHA”) is a leading global credit-focused alternative asset manager with over 30 years of investment experience. OHA works with institutions and individuals and seeks to deliver a consistent track record of risk-adjusted returns with downside focus. The firm manages approximately $70 billion of capital across credit strategies, including private credit, high yield bonds, leveraged loans, stressed and distressed debt and collateralized loan obligations as of September 30, 2024. OHA’s emphasis on long-term partnerships with companies, sponsors and other partners provides access to a proprietary opportunity set allowing for customized credit solutions with strength across market cycles.

With over 410 experienced professionals across six global offices, OHA brings a collaborative approach to offering investors a single platform to meet their diverse credit needs. OHA is the private markets platform of T. Rowe Price Group, Inc. (NASDAQ – GS: TROW). For more information, please visit oakhilladvisors.com.

ABOUT T. ROWE PRICE

Founded in 1937, T. Rowe Price (NASDAQ – GS: TROW) helps individuals and institutions around the world achieve their long-term investment goals. As a large global asset management company known for investment excellence, retirement leadership, and independent proprietary research, the firm is built on a culture of integrity that puts client interests first. Clients rely on the award-winning firm for its retirement expertise and active management of equity, fixed income, alternatives, and multi-asset investment capabilities. T. Rowe Price has $1.63 trillion in assets under management as of September 30, 2024, and serves millions of clients globally. News and other updates can be found on Facebook, Instagram, LinkedIn, X, YouTube, and troweprice.com/newsroom.

T. ROWE PRICE AND OHA PR CONTACTS:

T. Rowe Price
Bill Weeks
+1 (914) 762-2858
bill.weeks@troweprice.com

Oak Hill Advisors
Natalie Harvard
+1 (212) 326-1505
nharvard@oakhilladvisors.com

T. Rowe Price OHA Select Private Credit Fund
Consolidated Statements of Assets and Liabilities
(in thousands, except per share amounts)

	As of	As of
	September 30, 2024	December 31, 2023
ASSETS	(unaudited)
Investments at fair value:
Non-controlled/non-affiliated investments (cost of $1,927,465 and $1,131,726 at September 30, 2024 and December 31, 2023, respectively)	$1,937,619	$1,148,412
Cash, cash equivalents and restricted cash	37,087	105,456
Interest receivable	21,392	15,498
Deferred financing costs	5,184	6,021
Deferred offering costs	520	1,705
Receivable for investments sold	33,246	9,044
Unrealized appreciation on foreign currency contracts	24	-
Total assets	$2,035,072	$1,286,136

LIABILITIES
Debt (net of unamortized debt issuance costs of $3,118 and $0, at September 30, 2024 and December 31, 2023, respectively)	$850,528	$558,630
Payable for investments purchased	63,600	151
Interest and debt fee payable	16,047	4,846
Distribution payable	14,725	11,573
Management fee payable	3,254	-
Income incentive fee payable	4,306	-
Distribution and/or shareholder servicing fees payable	17	-
Unrealized depreciation on foreign currency forward contracts	-	1,048
Accrued expenses and other liabilities	3,037	5,457
Total liabilities	$955,514	$581,705

Commitments and contingencies (Note 8)

NET ASSETS
Class I shares, $0.01 par value (38,796,477 and 25,158,870 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively)	$388	$252
Additional paid in capital	1,069,860	687,139
Distributable earnings (loss)	9,310	17,040
Total net assets	$1,079,558	$704,431
Total liabilities and net assets	$2,035,072	$1,286,136
Net asset value per share	$27.83	$28.00

See accompanying notes to consolidated financial statements.
sec.gov

T. Rowe Price OHA Select Private Credit Fund
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Investment income from non-controlled / non-affiliated investments:
Interest income	$53,285	$20,285	$137,033	$24,730
Other income	3,195	664	9,672	796
Total investment income	56,480	20,949	146,705	25,526

Expenses:
Interest and debt fee expense	16,363	7,273	41,049	8,402
Management fees	3,254	962	8,299	962
Income incentive fees	4,306	1,543	11,155	1,543
Distribution and shareholder servicing fees
Class S	39	-	45	-
Professional fees	888	504	1,704	1,051
Board of Trustees fees	98	97	292	291
Administrative service expenses	359	225	1,109	310
Organizational costs	-	-	-	94
Other general & administrative expenses	1,223	396	3,705	694
Amortization of deferred offering costs	429	486	2,040	486
Total expenses before fee waivers and expense support	26,959	11,486	69,398	13,833
Expense support	(78)	(324)	(1,306)	(324)
Management fees waiver	-	(962)	(2,344)	(962)
Income incentive fee waiver	-	(1,543)	(3,363)	(1,543)
Total expenses net of fee waivers and expense support	26,881	8,657	62,385	11,004
Net investment income	29,599	12,292	84,320	14,522

Realized and unrealized gain (loss):
Realized gain (loss):
Non-controlled/non-affiliated investments	285	159	(34)	181
Foreign currency transactions	172	(69)	438	(69)
Foreign currency forward contracts	(2,558)	325	(2,078)	325
Net realized gain (loss)	(2,101)	415	(1,674)	437

Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	(1,272)	7,251	(6,532)	7,960
Foreign currency translation	27	-	27	-
Foreign currency forward contracts	30	132	1,072	141
Net change in unrealized appreciation (depreciation)	(1,215)	7,383	(5,433)	8,101
Net realized and unrealized gain (loss)	(3,316)	7,798	(7,107)	8,538
Net increase (decrease) in net assets resulting from operations	$26,283	$20,090	$77,213	$23,060

See accompanying notes to consolidated financial statements.
sec.gov

For a more detailed description of OCREDIT’s investment guidelines and risk factors, please refer to the prospectus. Consider the investment objectives, risks, and charges and expenses carefully before investing or sending money. For a free prospectus containing this and other information, call 1-855-405-6488 or visit www.ocreditfund.com. Read it carefully.

OCREDIT is a non-exchange traded business development company (“BDC”) that expects to invest at least 80% of its total assets (net assets plus borrowings for investment purposes) in private credit investments. An investment in OCREDIT involves a high degree of risk. An investor should purchase securities of OCREDIT only if they can afford the complete loss of the investment.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Securities regulators have also not passed upon whether this offering can be sold in compliance with existing or future suitability or Regulation Best Interest standard to any or all purchasers.

As of March 26, 2024, OCREDIT is available in 54 states and territories.

As of March 26, 2024, OCREDIT is not registered for offer or sale outside of the United States.

BDCs may charge management fees, incentive fees, as well as other fees associated with servicing loans. These fees will detract from the total return.

OCREDIT may in certain circumstances invest in companies experiencing distress increasing the risk of default or failure.  OCREDIT is not listed on an exchange which heightens liquidity risk for an investor.  OCREDIT has limited prior operating history and there is no assurance that it will achieve its investment objectives. The Company’s public offering is a “blind pool” offering and thus investors will not have the opportunity to evaluate the Company’s investments before they are made.  Investors should not expect to be able to sell shares regardless of performance and should consider that they may not have access to the money invested for an extended period of time and may be unable to reduce their exposure in a market downturn.

OCREDIT employs leverage, which increases the volatility of OCREDIT’s investments and will magnify the potential for loss. Fixed-income securities are subject to credit risk, call risk, and interest rate risk.  As interest rates rise, bond prices fall.  Investments in high-yield bonds involve greater risk.  International investments can be riskier than U.S. investments and subject to foreign exchange risk.

OCREDIT is “non-diversified,” meaning it may invest a greater portion of its assets in a single company. OCREDIT’s share price can be expected to fluctuate more than that of a comparable diversified fund.  OCREDIT may invest in derivatives, which may be riskier or more volatile than other types of investments because they are generally more sensitive to changes in market or economic conditions.

Account opening and closing fees may apply depending on the amount invested and the timing of the account closure. There may be costs associated with the investments in the account such as periodic management fees, incentive fees, loads, other expenses or brokerage commissions. Fees for optional services may also apply.

Opinions and estimates offered herein constitute the judgment of Oak Hill Advisors, L.P. as of the date this document is provided to an investor and are subject to change as are statements about market trends. All opinions and estimates are based on assumptions, all of which are difficult to predict and many of which are beyond the control of Oak Hill Advisors, L.P. In preparing this document, Oak Hill Advisors, L.P. has relied upon and assumed, without independent verification, the accuracy and completeness of all information. Oak Hill Advisors, L.P. believes that the information provided herein is reliable; however, it does not warrant its accuracy or completeness. Certain information contained in the press release discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.

Diversification cannot assure a profit or protect against loss in a declining market. Potential investors are urged to consult a tax professional regarding the possible economic, tax, legal, or other consequences of investing in OCREDIT in light of their particular circumstances.

In the United States, the Company’s securities are offered through T. Rowe Price Investment Services Inc., a broker-dealer registered with the U.S. Securities and Exchange Commission and a member of FINRA. OHA is a T. Rowe Price company.

© 2024 Oak Hill Advisors. All Rights Reserved. OHA is a trademark of Oak Hill Advisors, L.P.  T. ROWE PRICE is a trademark of T. Rowe Price Group, Inc. All other trademarks shown are the property of their respective owners. Use does not imply endorsement, sponsorship, or affiliation of Oak Hill Advisors with any of the trademark owners.